Exhibit 4.2

Execution Copy

COMPUTER ASSOCIATES INTERNATIONAL, INC.,

as Issuer

4.750% Senior Notes due 2009
5.625% Senior Notes due 2014

INDENTURE

Dated as of November 18, 2004

THE BANK OF NEW YORK,

as Trustee

CROSS-REFERENCE TABLE

Certain Sections of this Indenture relating to Sections 310 through
318, inclusive, of the Trust Indenture Act of 1939:

TIA		Indenture
Section		Section
310(a)	(1)	7.10
(a)	(2)	7.10
(a)	(3)	N.A.
(a)	(4)	N.A.
(a)	(5)	7.10
(b)		7.8;7.10
(c)		N.A.
311(a)		7.11
(b)		7.11
(c)		N.A.
312(a)		2.5
(b)		10.3
(c)		10.3
313(a)		7.6
(b)	(1)	N.A.
(b)	(2)	7.6
(c)		7.6
(d)		7.6
314(a)		4.8
		4.4;10.2
(b)		N.A.
(c)	(1)	10.4
(c)	(2)	10.4
(c)	(3)	N.A.
(d)		N.A.
(e)		10.5
(f)		N.A.
315(a)		7.1
(b)		7.5
(c)		7.1
(d)		7.1
(e)		6.11
316(a)	(last sentence)	10.6
(a)	(1)(A)	6.5
(a)	(1)(B)	6.4
(a)	(2)	N.A.
(b)		6.7
(c)		N.A.
317(a)	(1)	6.8
(a)	(2)	6.9
(b)		2.4
318(a)		10.1
318(b)		N.A.
318(c)		N.A.
	N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

ii

Rule 144A/Regulation S Appendix

Exhibit 1 to Appendix - Form of Initial Security or Additional Security

Exhibit A - Form of Exchange Security or Private Exchange Security

iii

          INDENTURE, dated as of November 18, 2004, between Computer Associates International, Inc., a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of (i) Holders of the Company’s 4.750% Senior Notes due 2009 (the “2009 Initial Securities”) and, if and when issued in exchange for 2009 Initial Securities as provided in the Registration Rights Agreement (as hereinafter defined), the Company’s Series B 4.750% Senior Notes due 2009 (the “2009 Exchange Securities”) and if and when issued pursuant to a private exchange for 2009 Initial Securities, the Company’s Series C 4.750% Senior Notes due 2009 (the “2009 Private Exchange Securities” and, together with the 2009 Initial Securities, the 2009 Exchange Securities and any 2009 Additional Securities (as defined herein) actually issued, the “2009 Securities”) and (ii) Holders of the Company’s 5.625% Senior Notes due 2014 (the “2014 Initial Securities”) and, if and when issued in exchange for 2014 Initial Securities as provided in the Registration Rights Agreement, the Company’s Series B 5.625% Senior Notes due 2014 (the “2014 Exchange Securities”) and, if and when issued pursuant to a private exchange for 2014 Initial Securities, the Company’s Series C 5.625% Senior Notes due 2014 (the “2014 Private Exchange Securities” and, together with the 2014 Initial Securities, the 2014 Exchange Securities and any 2014 Additional Securities (as defined herein) actually issued, the “2014 Securities”):

ARTICLE I

Definitions and Incorporation by Reference

          SECTION 1.1 Definitions

          “2009 Additional Securities” means any 2009 Securities (other than the 2009 Initial Securities, the 2009 Exchange Securities and the 2009 Private Exchange Securities) issued from time to time under this Indenture.

          “2009 Exchange Securities” has the meaning ascribed to it in the introductory paragraph of this Indenture.

          “2009 Initial Securities” has the meaning ascribed to it in the introductory paragraph of this Indenture.

          “2009 Private Exchange Securities” has the meaning ascribed to it in the introductory paragraph of this Indenture.

          “2009 Securities” has the meaning ascribed to it in the introductory paragraph of this Indenture.

          “2014 Additional Securities” means any 2014 Securities (other than the 2014 Initial Securities, the 2014 Exchange Securities and the 2014 Private Exchange Securities) issued from time to time under this Indenture.

          “2014 Exchange Securities” has the meaning ascribed to it in the introductory paragraph of this Indenture.

          “2014 Initial Securities” has the meaning ascribed to it in the introductory paragraph of this Indenture.

          “2014 Private Exchange Securities” has the meaning ascribed to it in the introductory paragraph of this Indenture.

          “2014 Securities” has the meaning ascribed to it in the introductory paragraph of this Indenture.

          “Additional Interest” shall have the meaning assigned to such term in the Registration Rights Agreement.

          “Additional Securities” means, collectively, the 2009 Additional Securities and the 2014 Additional Securities.

          “Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

          “Business Day” means a day which is not, in New York City, a Saturday, Sunday, legal holiday or other day on which banking institutions are authorized or obligated by law to close.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Company” has the meaning ascribed to it in the introductory paragraph of this Indenture.

          “Consolidated Net Assets” means as of any particular time the aggregate amount of assets at the end of the most recently completed fiscal quarter after deducting therefrom all current liabilities except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under capital leases, all as set forth on the most recent quarter end (which may be year end) consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP.

          “Corporate Trust Office” of the Trustee shall be at the address of the Trustee specified in Section 10.02 of this Indenture or such other address as to which the Trustee gives notice to the Company.

          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Exchange Securities” means, collectively, the 2009 Exchange Securities and the 2014 Exchange Securities.

          “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

          “Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

          “Indenture” means this Indenture, as amended or supplemented from time to time.

          “Initial Purchasers” means Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Barclays Capital Inc., BNP Paribas Securities Corp., KeyBanc Capital Markets, Mitsubishi Securities International plc, Wachovia Capital Markets, LLC, ABN AMRO Incorporated and Scotia Capital (USA) Inc.

          “Initial Securities” means, collectively, the 2009 Initial Securities and the 2014 Initial Securities.

          “Issue Date” means the date on which the Initial Securities are originally issued.

          “Nonrecourse Obligation” means indebtedness or other obligations substantially related to (i) the acquisition of assets not previously owned by the Company or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of properties of the Company or any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any Restricted Subsidiary or any assets of the Company or any Restricted Subsidiary other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

          “Officer” means the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer, any assistant Treasurer, the Controller, any assistant Controller, the Secretary or any Assistant Secretary of the Company, as applicable.

          “Officers’ Certificate” means a certificate signed by any two Officers and delivered to the Trustee. Each such certificate shall comply with TIA § 314, to the extent any provision thereof is applicable, and include the statements provided for in Section 10.5.

          “Opinion of Counsel” means a written opinion from Sullivan & Cromwell LLP or any other legal counsel to the Company. The counsel may be an employee of or counsel to the Company. Each such opinion shall comply with TIA § 314, to the extent any provision thereof is applicable, and include the statements provided for in Section 10.5.

          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          “Principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time; provided, however, that for purposes of calculating any such premium, the term “principal” shall not include the premium with respect to which such calculation is being made.

          “Principal Property” shall mean the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) which: (a) is owned by the Company or any Subsidiary; (b) is located within any of the present 50 States of the United States of America (or the District of Columbia); (c) has not been determined in good faith by the Board of Directors of the Company not to be materially important to the total business conducted by the Company and its Subsidiaries taken as a whole; and (d) has a book value on the date as of which the determination is being made in excess of 0.75% of Consolidated Net Assets of the Company as most recently determined on or prior to such date (including for purposes of such calculation the land, land improvements, buildings and such fixtures comprising such office, plant or facility, as the case may be).

          “Private Exchange Securities” means, collectively, the 2009 Private Exchange Securities and the 2014 Private Exchange Securities.

          “Registration Rights Agreement” means the Registration Rights Agreement dated as of November 18, 2004, between the Company and the Initial Purchasers.

          “Restricted Subsidiary” shall mean any Subsidiary which owns any Principal Property; provided, however, that the term “Restricted Subsidiary” shall not include (a) any Subsidiary which is principally engaged in leasing or in financing receivables, or which is principally engaged in financing the Company’s operations outside the United States of America; or (b) any Subsidiary less than 80% of the voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries if the common stock of such Subsidiary is traded on any national securities exchange or quoted on the Nasdaq National Market or in the over-the-counter market. For purposes of this definition, “voting stock” has the meaning specified in the definition of “Subsidiary”, below.

          “SEC” means the U.S. Securities and Exchange Commission, or any successor agency.

          “Securities” means the Initial Securities, the Additional Securities, the Exchange Securities and the Private Exchange Securities issued or to be issued under this Indenture.

          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).

          “Subsidiary” means a Person (other than an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

          “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

          “Trust Officer” means, when used with respect to the Trustee, any officer in the corporate trust department of the Trustee including any Senior Trust Officer, vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

          “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

          SECTION 1.2 Other Definitions.

	Defined in
Term	Section
“Additional Interest Notice”	4.9
“Affiliate”	10.6
“Appendix”	2.1
“Attributable Debt”	4.3	(b)
“Authenticating Agent”	2.2
“Bankruptcy Law”	6.1
“covenant defeasance option”	8.1	(b)
“Custodian”	6.1
“Debt”	4.2

	Defined in
Term	Section
“Event of Default”	6.1
“Exempted Secured Debt”	4.2	(b)
“Indebtedness”	6.1
“legal defeasance option”	8.1	(b)
“Paying Agent”	2.3
“Registrar”	2.3
“Sale and Lease-Back”	4.3	(a)
“Successor”	5.1

          SECTION 1.3 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     “Commission” means the SEC.

     “indenture securities” means the Securities.

     “indenture security holder” means a Holder.

     “indenture to be qualified” means this Indenture.

     “indenture trustee” or “institutional trustee” means the Trustee.

     “obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.4 Rules of Construction. Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) “or” is not exclusive;

     (4) “including” means including without limitation;

     (5) words in the singular include the plural and words in the plural include the singular;

     (6) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued.

          SECTION 1.5 One Class of Securities. (a) The 2009 Initial Securities, the 2009 Additional Securities, the 2009 Private Exchange Securities and the 2009 Exchange Securities shall vote and consent together on all matters as one class and none of the 2009 Initial Securities, the 2009 Additional Securities, the 2009 Private Exchange Securities or the 2009 Exchange Securities shall have the right to vote or consent as a separate class on any matter. The 2009 Initial Securities, the 2009 Additional Securities, the 2009 Private Exchange Securities and the 2009 Exchange Securities shall together be deemed to constitute a single, separate series under this Indenture.

          (a) The 2014 Initial Securities, the 2014 Additional Securities, the 2014 Private Exchange Securities and the 2014 Exchange Securities shall vote and consent together on all matters as one class and none of the 2014 Initial Securities, the 2014 Additional Securities, the 2014 Private Exchange Securities or the 2014 Exchange Securities shall have the right to vote or consent as a separate class on any matter. The 2014 Initial Securities, the 2014 Additional Securities, the 2014 Private Exchange Securities and the 2014 Exchange Securities shall together be deemed to constitute a single, separate series under this Indenture.

ARTICLE II

The Securities

          SECTION 2.1 Form and Dating. Certain provisions relating to the Initial Securities, the Additional Securities, the Private Exchange Securities and the Exchange Securities, including provisions relating to the issuance, authentication, transfer, exchange, surrender, payment and redemption thereof, are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”), which is hereby incorporated in and expressly made a part of this Indenture, and in the forms of securities attached as Exhibit 1 to the Appendix and as Exhibit A hereto. The Initial Securities, the Additional Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated by reference and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rule of any securities exchange or over-the-counter market on which such Securities are then listed or quoted, or usage, which shall be provided by the Company in writing in addition to those set forth on the Appendix and Exhibit A. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them in writing and the Company shall deliver to the Trustee in writing the form of such notation, endorsement or legend. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

          SECTION 2.2 Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature and may be imprinted or otherwise reproduced.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

          The Trustee shall authenticate and deliver Securities for original issue from time to time in accordance with the procedures set forth in the Appendix.

          The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

          SECTION 2.3 Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more additional paying agents. The term “Paying Agent” includes any such additional paying agent.

          In the event the Company shall retain any Person not a party to this Indenture as an agent hereunder, the Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company shall be responsible for the fees and compensations of all agents appointed or approved by it. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent.

          The Company initially appoints the Trustee at the Corporate Trust Office as Registrar and Paying Agent for the Securities.

          SECTION 2.4 Paying Agent To Hold Money in Trust. By no later than noon (New York City time) on the date on which any Principal or interest (including any Additional Interest) on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such Principal or interest (including any Additional Interest) when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of Principal of or interest (including any Additional Interest) on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

          SECTION 2.5 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.6 Business Days. If a payment date is on a date that is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. If a regular record date is on a day that is not a Business Day, the record date shall not be affected.

          SECTION 2.7 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security shall provide the Company and the Trustee with evidence to their satisfaction that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. In addition, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security is an additional obligation of the Company.

          SECTION 2.8 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled, those delivered for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all Principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Securities.

          SECTION 2.10 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Securities surrendered to them for registration of transfer or exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer or exchange, payment or cancellation and deliver a certificate of such destruction to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation, which shall not prohibit the Company from issuing Exchange Securities or Private Exchange Securities in exchange for Initial Securities and any Additional Securities.

          SECTION 2.11 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest plus interest on such defaulted interest to the extent lawful at the rate specified therefor in the Securities in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section 2.11.

          SECTION 2.12 CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE III

Redemption

          SECTION 3.1 Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

          The Company shall give each notice to the Trustee provided for in this Section at least 60 days (45 days in the case of redemption of all the Securities of any series) before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate from the Company to the effect that such redemption will comply with the conditions herein. The record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days prior to the date selected for redemption by the Company.

          SECTION 3.2 Selection of Securities To Be Redeemed. If fewer than all the Securities of any series then outstanding are to be redeemed, the Trustee shall select the Securities of such series to be redeemed by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers to be fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities of such series not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than U.S.$1,000. Securities and portions of them that the Trustee selects shall be in amounts of U.S.$1,000 or a whole multiple of U.S.$1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company of the Securities or portions of Securities to be redeemed. Notwithstanding the other provisions of this Article III, in the case of any Securities which are in book-entry form, the requirements and procedures of the related depositary (including without limitation the notice requirements and the selection process in the case of a partial redemption) shall apply.

          SECTION 3.3 Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, notice of redemption shall be mailed by first-class mail to each Holder of Securities to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

     (1) the redemption date;

     (2) the redemption price (or the method of calculating such price) and the amount of accrued interest to be paid, if any;

     (3) the name and address of the Paying Agent;

     (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;

     (5) if fewer than all the outstanding Securities of any series are to be redeemed, the Bond No. (if certificated) and principal amounts of the particular Securities to be redeemed;

     (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

     (7) the CUSIP number, if any, printed on the Securities being redeemed; and

     (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

     At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.3.

     SECTION 3.4 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption shall become due and payable on the redemption date and at the redemption price as stated in the notice. Upon surrender to the Paying Agent on or after the redemption date, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date; provided that the Company shall have deposited the redemption price with the Paying Agent or the Trustee on or before noon (New York City time) on the date of redemption; provided, further, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued and unpaid interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.5 Deposit of Redemption Price. By no later than noon (New York City time) on the date of redemption, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation.

     Unless the Company defaults in the payment of such redemption price, interest on the Securities to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Securities are presented for payment.

     SECTION 3.6 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company’s expense) a new Security of the same series, equal in a principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

Covenants

          SECTION 4.1 Payment of Securities. The Company shall promptly pay the Principal of and interest (including Additional Interest) on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest (including Additional Interest) shall be considered paid on the date due if, on or before noon (New York City time) on such date, the Trustee or the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to Section 2.4) holds in accordance with this Indenture money sufficient to pay all Principal and interest (including Additional Interest) then due. If any Additional Interest is due, the Company shall deliver an Officers’ Certificate to the Trustee setting forth the Additional Interest per U.S.$1,000 aggregate principal amount of Securities.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 2.11.

          Notwithstanding anything to the contrary contained in this Indenture, the Company or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from Principal or interest payments hereunder.

          SECTION 4.2 Limitations on Liens. (a) So long as any Securities remain outstanding, the Company will not, nor will it permit any Restricted Subsidiary to, issue, incur, create, assume or guarantee any debt for borrowed money (hereinafter in this Article IV referred to as “Debt”) secured by a mortgage, security interest, pledge, lien, charge or other encumbrance (mortgages, security interests, pledges, liens, charges and other encumbrances being hereinafter in this Article IV referred to as “mortgage” or “mortgages”) upon any Principal Property of the Company or any Restricted Subsidiary or upon any shares of stock or Debt of any Restricted Subsidiary (whether such Principal Property, shares of stock or Debt are now existing or owed or hereafter created or acquired) without in any such case effectively providing, concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured Debt, or the grant of a mortgage with respect to any such Debt to be so secured, that the Securities (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company or such Restricted Subsidiary ranking equally with the Securities) shall be secured equally and ratably with (or, at the Company’s option, prior to) such Debt to be so secured; provided, however, that the foregoing restrictions shall not apply to:

          (1) mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such mortgages or liens are not incurred in anticipation of such corporation becoming a Restricted Subsidiary;

          (2) mortgages on property, shares of stock or indebtedness existing at the time of acquisition thereof by the Company or a Restricted Subsidiary (which may include property previously leased by the Company and leasehold interests thereon; provided that the lease terminates prior to or upon the acquisition) or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness to secure any Debt incurred prior to, at the time of, or within 270 days after, the latest of the acquisition thereof, or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

          (3) mortgages securing Debt owing to the Company or to a Restricted Subsidiary;

          (4) mortgages existing on the Issue Date;

          (5) mortgages on property or other assets of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

          (6) mortgages in favor of the United States of America or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any State, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such mortgages;

          (7) mortgages created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

          (8) mortgages securing all of the Securities; or

          (9) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (1) to (8), inclusive, without increase of the principal of the Debt secured thereby; provided, however, that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage extended, renewed or replaced (plus improvements on such property).

          (b) Notwithstanding the foregoing provisions of this Section 4.2, the Company and any Restricted Subsidiary may (without equally and ratably securing the Securities) issue, incur, create, assume or guarantee Debt secured by mortgages which would otherwise be subject to the foregoing restrictions (“Exempted Secured Debt”), in an aggregate amount which, together with all other outstanding Debt of the Company and its Restricted Subsidiaries secured by mortgages which (if originally issued, incurred, created, assumed or guaranteed at such time)

would otherwise be subject to the foregoing restrictions (not including such Debt which is permitted to be secured under any of clauses (1) through (9) above), does not at the time exceed 10% of Consolidated Net Assets of the Company.

          SECTION 4.3 Limitation on Sale and Lease-Back Transactions. (a) So long as any Securities remain outstanding the Company will not, nor will it permit any Restricted Subsidiary to, enter into any direct or indirect arrangement with any person that provides for the leasing to the Company or any Restricted Subsidiary of any Principal Property (except for such transactions (i) entered into prior to the Issue Date; (ii) between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; (iii) under which the rent payable pursuant to such lease is to be reimbursed under a contract with the United States Government or any instrumentality or agency thereof; (iv) involving leases for no longer than three years; or (v) in which the lease for the property or asset is entered into within 270 days after the later of the date of acquisition, completion of construction or commencement of full operations of such property or asset), which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person (subject to such exceptions in the preceding clauses (i) through (v), such arrangement being referred to as a “Sale and Lease-Back”), unless:

          (1) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 4.2, to issue, incur, create, assume or guarantee Debt secured by a mortgage upon such property at least equal in amount to the Attributable Debt in respect of such Sale and Lease-Back without equally and ratably securing the Securities; or

          (2) the proceeds of the sale of the Principal Property to be leased are at least equal to their fair market value and such proceeds are applied within 180 days of the effective date of such Sale and Lease-Back to the purchase, construction, development or acquisition of assets or to the repayment of indebtedness of the Company.

          (b) For the purposes of this Section 4.3, the term “Attributable Debt” with respect to a Sale and Lease-Back involving a Principal Property means, at the time of determination, the lesser of:

          (1) the fair value of the property which is the subject of such Sale and Lease-Back (as determined in good faith by the Board of Directors of the Company); or

          (2) the present value of the total net amount of rent required to be paid under such Sale and Lease-Back during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such Sale and Lease-Back or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Securities of each series outstanding pursuant to this Indenture compounded semi-annually in either case as determined by the principal accounting or financial officer of the Company.

For purposes of this definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (i) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (ii) the net amount determined assuming no such termination.

          SECTION 4.4 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

          SECTION 4.5 Further Instruments and Acts. Upon reasonable request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.6 Maintenance of Office or Agency. The Company shall maintain the office or agency required under Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.2.

          SECTION 4.7 Corporate Existence. Except as otherwise permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

          SECTION 4.8 SEC Reports. The Company will comply with all the applicable provisions of TIA § 314(a).

          SECTION 4.9 Additional Interest Notice. In the event that the Company is required to pay Additional Interest to any Holder pursuant to the Registration Rights Agreement, the Company will provide notice to the Trustee of its obligation to pay Additional Interest as soon as practicable prior to the proposed payment date for the Additional Interest.

ARTICLE V

Successor Company

          SECTION 5.1 When the Company May Merge or Transfer Assets. The Company will not consolidate with or sell, lease or convey its assets as, or substantially as, an entirety, to, or merge with or into, in one transaction or a series of related transactions, any other Person, unless:

     (i) the Company shall be the continuing entity, or the resulting, surviving or transferee Person (the “Successor”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

     (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     (iii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and that such supplemental indenture constitutes the legal valid and binding obligation of the Company subject to customary exceptions.

          Upon any consolidation or merger, or any sale or lease of the assets of the Company as, or substantially as, an entirety in accordance with the provisions of this Indenture, the entity formed by such consolidation or into which the Company shall have been merged or to which such sale or lease shall have been made shall succeed to and be substituted for the Company with the same effect as if it had been named in the Indenture as a party thereto and thereafter from time to time such successor entity may exercise each and every right and power of the Company under the Indenture in the name of the Company or in its own name; and any act or proceeding by any provision of the Indenture required or permitted to be done by the Board of Directors or any Officer of the Company may be done with like force and effect by the like board (or other governing body) or officer (or comparable authorized person) of any entity that shall at the time be the successor of the Company hereunder. In the event of the sale by the Company of its assets as, or substantially as, an entirety upon the terms and conditions of the Indenture, the Company shall be released from all its liabilities and obligations under the Indenture and the Securities, but the predecessor Company in the case of a lease of all its assets or substantially all its assets will not be released from the obligation to pay the Principal of and interest on the Securities.

ARTICLE VI

Defaults and Remedies

          SECTION 6.1 Events of Default. An “Event of Default” occurs with respect to any series of Securities if:

     (1) the Company defaults in any payment of interest on any Security of such series when the same becomes due and payable, and such default continues for a period of 30 days or more;

     (2) the Company defaults in the payment of the principal of any Security of such series when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise;

     (3) the Company fails to comply with any of its agreements in the Securities of such series or this Indenture as it relates to such series (other than those referred to in (1) or (2) above) and such failure continues for 90 days or more after the notice specified below;

     (4) the Company fails to make any payment at maturity, including any applicable grace period, in respect of obligations (other than the Securities of such series or non-recourse obligations) of the Company for borrowed money or evidenced by bonds, debentures, notes or similar instruments (“Indebtedness”) in an amount in excess of U.S.$50,000,000 or the equivalent thereof in any other currency or composite currency and such failure shall have continued for 30 days after the notice specified below;

     (5) a default with respect to any Indebtedness, which default results in the acceleration of Indebtedness in an amount in excess of U.S.$50,000,000 or the equivalent thereof in any other currency or composite currency without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days or more after the notice specified below;

     (6) the Company pursuant to or within the meaning of any Bankruptcy Law:

     (A) commences a voluntary case;

     (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

     (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

     (D) makes a general assignment for the benefit of its creditors; or or takes any comparable action under any foreign laws relating to insolvency; or

     (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (A) is for relief against the Company in an involuntary case;

     (B) appoints a Custodian of the Company or for any substantial part of its property; or

     (C) orders the winding up or liquidation of the Company;

(or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 60 consecutive days.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          If any failure, default or acceleration referred to in clauses (4) or (5) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon cured.

          A Default with respect to any series of Securities under clauses (3), (4) or (5) of this Section 6.1 is not an Event of Default with respect to such series until the Trustee (by notice to the Company) or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of such series (by notice to the Company and the Trustee) gives notice of the Default and the Company does not cure such Default within the time specified in said clause (3), (4) or (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clause (3), (4) or (5) of this Section 6.1 and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.2 Acceleration. If an Event of Default with respect to any series of Securities (other than an Event of Default specified in Section 6.1(6) or (7)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of such series by notice to the Company and the Trustee, may declare the Principal of and accrued but unpaid interest on all the Securities of such series to be due and payable. Upon such a declaration, such Principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(6) or (7) occurs and is continuing, the Principal of and accrued interest on all the Securities of such series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the outstanding Securities of such series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree (other than a judgment or decree for the payment of Principal or interest or monies due on the Securities) and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of such acceleration and the Trustee has been paid all amounts due to it pursuant to Section 7.7. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.3 Other Remedies. If an Event of Default with respect to any series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal of or interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

     SECTION 6.4 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities of any series then outstanding by notice to the Trustee may waive any past or existing Default with respect to such series and its consequences except (i) a Default in the payment of the Principal of or interest on a Security of such series or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.5 Control by Majority. Upon provision of reasonable indemnity to the Trustee satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the Securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such series or of exercising any trust or power conferred on the Trustee with respect to such series. However, the Trustee, which may conclusively rely on opinions of counsel, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders of such series or any other series or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

     SECTION 6.6 Limitation on Suits. A Holder of Securities of any series may not pursue any remedy with respect to this Indenture or the Securities of such series unless:

     (i) the Holder gives to the Trustee previous written notice stating that an Event of Default with respect to such series is continuing;

     (ii) the Holders of at least 25% in aggregate principal amount of the Securities of such series then outstanding make a written request to the Trustee to pursue the remedy;

     (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

     (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

     (v) the Holders of a majority in aggregate principal amount of the Securities of such series then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

     SECTION 6.7 Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.8 Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

     SECTION 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

     SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

     FIRST: to the Trustee for amounts due under Section 7.7;

     SECOND: to Securityholders for amounts due and unpaid on the Securities for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Principal and interest, respectively; and

     THIRD: to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities of any series.

     SECTION 6.12 Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

     SECTION 7.1 Duties of Trustee. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

     (b) Except during the continuance of an Event of Default:

     (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates and Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such Officers’ Certificates and Opinions of Counsel which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers’ Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture (but the Trustee need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

     SECTION 7.2 Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture.

     (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless required to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the sole cost of the Company, and shall incur no liability of any kind by reason of such inquiry or investigation.

     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     (j) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

     SECTION 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.4 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities or any offering document, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

     SECTION 7.5 Notice of Defaults. If a Default or an Event of Default occurs with respect to any series of Securities and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder of such series notice of the Default within 90 days after it is actually known to a Trust Officer or written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default in payment of Principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Securityholders.

     SECTION 7.6 Reports by Trustee to Holders. If required and as promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b). The Trustee shall promptly deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 7.6.

     A copy of each report at the time of its mailing to Securityholders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     SECTION 7.7 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in accordance with the provisions of this Indenture, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as shall have been caused by its own negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; provided that prior approval by the Company of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Company thereof. The Company shall indemnify each of the Trustee, its officers, directors, employees and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including reasonable attorneys’ fees and expenses) (other than taxes applicable to the Trustee’s compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee so to notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and, if (in the opinion of counsel to the Trustee) the facts and/or issues surrounding the claim are reasonably likely to create a conflict with the Company, the Company shall pay the reasonable fees and expenses of separate counsel to the Trustee. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

     To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay Principal of and interest on particular Securities.

     The Company’s payment obligations pursuant to this Section 7.7 shall survive the resignation or removal of the Trustee and any discharge of this Indenture including any discharge under any bankruptcy law. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     SECTION 7.8 Replacement of Trustee. The Trustee may resign at any time with 30 days notice to the Company. The Holders of a majority in principal amount of the Securities of any series then outstanding, may remove the Trustee with respect to such series with 30 days notice to the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

     (i) the Trustee fails to comply with Section 7.10;

     (ii) the Trustee is adjudged bankrupt or insolvent;

     (iii) a receiver or other public officer takes charge of the Trustee or its property; or

     (iv) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities of any series and such Holders do not reasonably promptly appoint a successor Trustee with respect to such series, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Company shall pay all amounts due and owing to the Trustee under Section 7.7 of the Indenture. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders of any series affected by such resignation or removal. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

     If a successor Trustee does not take office with respect to any series of Securities within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities of such series may petition (at the expense of the Company) any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

     SECTION 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such corporation shall be eligible under this Article VII and TIA Section 3.10(a).

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1), with respect to any series, this Indenture with respect to any other series of Securities and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

     SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with § TIA 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

Discharge of Indenture; Defeasance

     SECTION 8.1 Discharge of Liability on Securities; Defeasance. With respect to any series of Securities, (a) when (i) the Company delivers to the Trustee all outstanding Securities of such series (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities of such series have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof or the Securities of such series will become due and payable at their Stated Maturity within one year, or the Securities of such series are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in each case of this clause (ii), the Company irrevocably deposits or causes to be deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities of such series, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect with respect to such series. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to such series on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company that all conditions precedent provided herein for relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Company.

     (b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all of its obligations under the Securities of any series and this Indenture with respect to such series (“legal defeasance option”) or (ii) its obligations under Sections 4.2 and 4.3 and the operation of Sections 6.1(3) (other than any obligations under Article V hereof), 6.1(4) and 6.1(5) with respect to such series (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option with respect to any series of Securities, payment of the Securities of such series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities of such series may not be accelerated because of an Event of Default specified in Section 6.1(3) (except with respect to obligations under Article V hereof), 6.1(4) or 6.1(5).

     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

     (c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.3, 2.4, 2.5, 2.7, 4.1, 4.6, 4.7, 7.7, 7.8, 8.4, 8.5 and 8.6 of this Indenture and Section 2.3 of the Appendix with respect to such series shall survive until the Securities of such series have been paid in full. Thereafter, the Company’s and the Trustee’s obligations in Sections 7.7, 8.4 and 8.5 shall survive.

     SECTION 8.2 Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to any series of Securities only if:

     (i) the Company irrevocably deposits or causes to be deposited in trust with the Trustee money or U.S. Government Obligations which through the scheduled payment of Principal and interest in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest when due on all outstanding Securities of such series (except Securities replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

     (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of Principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest when due on all outstanding Securities of such series (except Securities replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

     (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(6) or (7) occurs which is continuing at the end of the period;

     (iv) the deposit does not constitute a default under any other material agreement binding on the Company;

     (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

     (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

     (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

     (viii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities of such series as contemplated by this Article VIII have been complied with.

     Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

     SECTION 8.3 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of Principal of and interest on the Securities.

     SECTION 8.4 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of Principal or interest that remains unclaimed for two years after the date of payment of such Principal and interest, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

     SECTION 8.5 Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Securities; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.

     SECTION 8.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, (a) if the Company has made any payment of interest on or Principal of any Securities following the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

ARTICLE IX

Amendments

     SECTION 9.1 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

     (i) to cure any ambiguity, omission, defect or inconsistency;

     (ii) to comply with Article V;

     (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are as described in Section 163(f)(2)(B) of the Code;

     (iv) to add guarantees with respect to the Securities of all or any series;

     (v) to add security for the Securities of all or any series;

     (vi) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities or to surrender any right or power herein conferred upon the Company;

     (vii) to make any change that does not adversely affect the rights of any Securityholder; and

     (viii) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA.

     After an amendment under this Section 9.1 becomes effective, the Company shall mail to Securityholders of the applicable series a notice briefly describing such amendment. The failure to give such notice to all Securityholders of such series, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

     SECTION 9.2 With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding of each series affected thereby (including consents obtained in connection with a tender offer or exchange for Securities). However, without the consent of each Securityholder affected, an amendment may not:

     (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

     (ii) reduce the rate of or extend the time for payment of interest on any Security;

     (iii) reduce the principal of or extend the Stated Maturity of any Security;

     (iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article III;

     (v) make any Security payable in money other than that stated in the Security;

     (vi) impair the right of any Holder to receive payment of Principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

     (vii) make any changes that would affect the ranking for the Securities in a manner adverse to the Holders; or

     (viii) make any change in the second sentence of this Section 9.2.

     It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 9.2 becomes effective, the Company shall mail to Securityholders of the applicable series a notice briefly describing such amendment. The failure to give such notice to all Securityholders of such series, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

     SECTION 9.3 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 9.4 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. After an amendment or waiver becomes effective with respect any series of Securities, it shall bind every Securityholder of such series.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

     SECTION 9.5 Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Company shall provide in writing to the Trustee an appropriate notation to be placed on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

     SECTION 9.6 Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section 10.4, an Officers’ Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of this Article IX and that such supplemental indenture constitutes the legal valid and binding obligation of the Company in accordance with its terms subject to customary exceptions.

     SECTION 9.7 Payment for Consent. Neither the Company nor any affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a Security of any series for, or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders of a Securities of such series that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X

Miscellaneous

     SECTION 10.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

     SECTION 10.2 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

Computer Associates International, Inc.
One Computer Associates Plaza
Islandia, New York 11749
Facsimile No.: (631) 342-4854
Attention: Treasurer

if to the Trustee:

The Bank of New York
101 Barclay Street
Floor 8W
New York, New York 10286
Facsimile No.: (212) 815-5707
Attention: Corporate Trust Administration

     Any notices between the Company and the Trustee may be by facsimile, with telephone confirmation of receipt and the original to follow by guaranteed overnight courier. The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 10.3 Communication by Holders with other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

     SECTION 10.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

     (i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 10.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (i) a statement that the individual making such certificate or opinion has read such covenant or condition;

     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 10.6 When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (an “Affiliate”) shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

     SECTION 10.7 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 10.8 Governing Law; Waiver of Jury Trial. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

     EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 10.9 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     SECTION 10.10 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 10.11 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 10.12 Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities (as defined in the Appendix hereto).

     SECTION 10.13 Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

     SECTION 10.14 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

COMPUTER ASSOCIATES INTERNATIONAL, INC.
By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee
By:
Name:
Title:

RULE 144A/REGULATION S APPENDIX

FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO
RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN
RELIANCE ON REGULATION S.

PROVISIONS RELATING TO INITIAL SECURITIES,
ADDITIONAL SECURITIES,
PRIVATE EXCHANGE SECURITIES
AND EXCHANGE SECURITIES

     1. Definitions.

     1.1 Definitions.

     For the purposes of this Appendix the following terms shall have the meanings indicated below:

     “Additional Securities” means the 4.750% Senior Notes due 2009 and the 5.625% Senior Notes due 2014, other than the Initial Securities, the Exchange Securities and the Private Exchange Securities, that may be issued from time to time under the Indenture.

     “Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns.

     “Exchange Securities” means the Series B 4.750% Senior Notes due 2009 and the Series B 5.625% Senior Notes due 2014 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

     “Indenture” means the Indenture dated as of November 18, 2004 between the Company and the Trustee, of which this Appendix is incorporated therein and forms a part thereof.

     “Initial Purchasers” means Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Barclays Capital Inc., BNP Paribas Securities Corp., KeyBanc Capital Markets, Mitsubishi Securities International plc, Wachovia Capital Markets, LLC, ABN AMRO Incorporated and Scotia Capital (USA) Inc.

     “Initial Securities” means the 4.750% Senior Notes due 2009 and 5.625% Senior Notes due 2014, issued under this Indenture on the date thereof.

     “Private Exchange” means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities or Additional Securities held by the Initial Purchaser, as the case may be, as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

Appendix, p. 2

     “Private Exchange Securities” means the Series C 4.750% Senior Notes due 2009 and the Series C 5.625% Senior Notes due 2014, if any, to be issued pursuant to this Indenture to the Initial Purchasers in a Private Exchange.

     “Purchase Agreement” means the Purchase Agreement dated November 15, 2004, between the Company and the Initial Purchasers, and with respect to any Additional Securities, one or more purchase agreements as may be entered into between the Company and the other parties thereto, as such agreements may be amended from time to time.

     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

     “Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities and any Additional Securities, to issue and deliver to such Holders, in exchange for the Initial Securities and any Additional Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

     “Registration Rights Agreement” means the Registration Rights Agreement dated as of November 18, 2004 between the Company and the Initial Purchasers, and with respect to any Additional Securities, one or more registration rights agreements as may be entered into between the Company and the other parties thereto, as such agreements may be amended from time to time.

     “SEC” means the U.S. Securities and Exchange Commission, or any successor agency.

     “Securities” means the Initial Securities, the Exchange Securities, the Private Exchange Securities and any Additional Securities actually issued.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.

     “Shelf Registration Statement” means the registration statement issued by the Company, in connection with the offer and sale of Initial Securities or Private Exchange Securities, pursuant to the Registration Rights Agreement.

     “Transfer Restricted Securities” means Securities that bear or are required to bear the legend set forth in Section 2.3(b) hereto.

     1.2 Other Definitions.

	Defined in
Term	Section
“Agent Members”	2.1	(b)
“Global Security”	2.1	(a)

Appendix, p. 3

“Regulation S”	2.1	(a)
“Rule 144A”	2.1	(a)

     Other terms used and not defined in this Appendix are used as defined in the Indenture.

     2. The Securities.

     2.1 Form and Dating.

     The Initial Securities are offered and sold by the Company pursuant to the Purchase Agreement.

     (a) Global Securities. Initial Securities and any Additional Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act (“Rule 144A”) or in reliance on Regulation S under the Securities Act (“Regulation S”), in each case as provided in the Purchase Agreement, shall be issued initially in the form of permanent global Securities for both Rule 144A and Regulation S purchases, in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a “Global Security”), which shall be deposited on behalf of the purchasers of the Initial Securities and any Additional Securities represented thereby with the Trustee as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Upon the issuance of the Exchange Securities, the aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

     (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary.

     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

Appendix, p. 4

     (c) Certificated Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

     2.2 Authentication. The Trustee shall authenticate and deliver: (1) Initial Securities for original issue in an aggregate principal amount of U.S.$500 million with respect to the 2009 Initial Securities and U.S.$500 million with respect to the 2014 Initial Securities, (2) Additional Securities in an aggregate principal amount to be determined by the Company and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Securities or Additional Securities, as the case may be, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the series of Securities to be authenticated, amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities, Exchange Securities or Private Exchange Securities. In the case of the issuance of Exchange Securities, the Company shall also provide an Officers’ Certificate stating that all conditions precedent to the Registered Exchange Offer have been complied with and the related Registration Statement has been declared effective by the SEC.

     With respect to any Additional Securities, the Company shall set forth in a resolution of its Board of Directors and an Officers’ Certificate, the following information:

               (i) aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to the Indenture;

               (ii) whether they are 2009 Additional Securities or 2014 Additional Securities; and

               (ii) the issue price and the issue date of the Additional Securities.

     2.3 Transfer and Exchange. (a) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

               (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary

Appendix, p. 5

or any such nominee to a successor Depositary or a nominee of such successor Depositary.

               (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 of this Appendix or Section 2.9 of the Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities (or any Additional Securities actually issued) intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

     (b) Legend.

               (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE) OR OTHER APPLICABLE EXEMPTION OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY

Appendix, p. 6

ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

     (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, in the case of any Transfer Restricted Security that is represented by a Global Security, the Trustee shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Trustee that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

     (iii) After a transfer of any Initial Securities, Additional Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, Additional Securities or Private Exchange Securities, as the case may be, which transfer complies with the plan of distribution set forth in such Shelf Registration Statement, all requirements pertaining to legends on such Initial Securities, Additional Securities or such Private Exchange Securities will cease to apply, but the requirements requiring such Initial Securities, Additional Securities or such Private Exchange Securities issued to certain Holders be issued in global form will continue to apply, and Initial Securities, Additional Securities or Private Exchange Securities in global form without legends will be available to the transferee of the Holder of such Initial Securities, Additional Securities or Private Exchange Securities upon exchange of such transferring Holder’s Initial Securities, Additional Securities or Private Exchange Securities or directions to transfer such Holder’s interest in the Global Security, as applicable.

     (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities and any Additional Securities actually issued pursuant to which Holders of such Initial Securities and Additional Securities are offered Exchange Securities in exchange for their Initial Securities and Additional Securities, all requirements pertaining to such Initial Securities and Additional Securities that Initial Securities and Additional Securities issued to certain Holders be issued in global form will continue to apply and Initial Securities and Additional Securities in global form with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities and Additional Securities that do not exchange their Initial Securities and Additional Securities, and Exchange Securities in global form will be available to Holders that exchange such Initial Securities and Additional Securities in such Registered Exchange Offer.

     (v) Upon the consummation of a Private Exchange with respect to the Initial Securities and any Additional Securities actually issued pursuant to which Holders of such Initial Securities and Additional Securities are offered Private Exchange Securities in exchange for their Initial Securities and Additional Securities, all requirements pertaining to such Initial Securities and Additional Securities that Initial Securities and Additional Securities issued to certain Holders be issued in global form

Appendix, p. 7

will still apply, and Private Exchange Securities in global form with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities and Additional Securities in such Private Exchange.

     (c) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

     (d) Obligations with Respect to Transfers and Exchanges of Securities.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar’s request in accordance with the terms of the Indenture (including this Appendix).

               (ii) No service charge shall be made for any registration of transfer or exchange, but the Company or the Registrar may require a Holder to furnish appropriate endorsements and transfer documents and payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6 and 9.5 of the Indenture).

               (iii) The Registrar shall not be required to register the transfer of or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection.

               (iv) Prior to the due presentation for registration of transfer of any certificated Security, the Company, the Trustee, the Paying Agent and the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of Principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue and notwithstanding any notation of ownership or other writing on such Security made by anyone other than the Company or the Registrar, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

               (v) All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

Appendix, p. 8

No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar.

     (e) No Obligation of the Trustee.

               (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

               (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than with respect to certificated Securities to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture on the form provided herein.

     2.4 Certificated Securities.

     (a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under the Indenture or (iv) pursuant to Section 2.3(b)(ii).

     (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal

Appendix, p. 9

aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of U.S.$1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(b), bear the restricted securities legend set forth in Exhibit 1 hereto.

     (c) Subject to the provisions of Section 2.1(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

     (d) In the event of the occurrence of any of the events specified in Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

EXHIBIT 1

TO RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF INITIAL SECURITY OR ADDITIONAL SECURITY]

[RULE 144A] [REGULATION S] GLOBAL SECURITY

[Global Securities Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

     THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION

FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE) OR OTHER APPLICABLE EXEMPTION OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

COMPUTER ASSOCIATES INTERNATIONAL, INC.

Principal Amount U.S.$ _____________

No. _____________	CUSIP NO. _____________

COMMON CODE NO. _____________	ISIN NO. ________________

[4.750% Senior Notes due 2009]
[5.625% Senior Notes due 2014]

     Computer Associates International, Inc., a Delaware corporation, for value received, promises to pay to    , or registered assigns, the principal sum of    Dollars ($   ), equal to the amount specified on the face hereof, as such amount may be adjusted from time to time for such increases or decreases thereto as may be indicated on the Schedule of Increases or Decreases in Global Security attached hereto, on    , [2009] [2014].

     Interest Payment Dates: June 1 and December 1, commencing June 1, 2005.

     Record Dates: May 15 and November 15.

     Additional provisions of this Security are set forth on the other side of this Security.

Dated: November , 2004

COMPUTER ASSOCIATES INTERNATIONAL, INC. By Name: Title:

By Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION	Dated: November 18, 2004

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By

Authorized Officer

3

[FORM OF REVERSE OF INITIAL SECURITY OR ADDITIONAL SECURITY]

(Reverse of Security)

[4.750% Senior Notes due 2009]
[5.625% Senior Notes due 2014]

1. Interest

     Computer Associates International, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional cash interest will accrue on this Security in accordance with the terms of the Registration Rights Agreement at a rate of up to 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of this Security as of the date on which such interest is payable. Such additional cash interest of up to 0.50% per annum is payable in addition to any other interest payable from time to time with respect to this Security. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default.

     The Company will pay interest semiannually on June 1 and December 1 of each year (each such date, an “Interest Payment Date”), commencing June 1, 2005. Interest on this Security will accrue from November 18, 2004, or from the most recent date to which interest has been paid on this Security. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2. Method of Payment

     By no later than noon (New York City time) on the date on which any Principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such Principal and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 15 or November 15 immediately preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest by check payable in such money. It may mail an interest check to a Holder’s registered address.

3. Paying Agent and Registrar

     Initially, The Bank of New York, at its Corporate Trust Office (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying

Agent or Registrar without notice to any Securityholder. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent.

4. Indenture

     This Security is one of a duly authorized issues of securities by the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture dated as of November 18, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

     The Securities are senior obligations of the Company initially limited to U.S.$500,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture). This Security is one of the [2009][2014] [Initial] [Additional] Securities referred to in the Indenture. The Securities include the [2009][2014] Initial Securities and any [2009][2014] Additional Securities actually issued, [2009][2014] Private Exchange Securities and [2009][2014] Exchange Securities issued in exchange for the [2009][2014] Initial Securities or [2009][2014] Additional Securities pursuant to the Indenture and the Registration Rights Agreement. The [2009][2014] Initial Securities, the [2009][2014] Private Exchange Securities, the [2009][2014] Exchange Securities and any [2009][2014] Additional Securities actually issued are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company to create liens, enter into sale and leaseback transactions and enter into mergers and consolidations.

5. Optional Redemption

     The Securities of this series are redeemable, in whole or in part, at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments of the Securities to be redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [15] [20] basis points, plus accrued interest thereon to the date of redemption. The redemption price shall be calculated on behalf of, and furnished in writing to, the Trustee by the Independent Investment Banker designated by the Company.

     “Treasury Rate” means, with respect to any redemption date for Securities of this series, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities to be redeemed.

     “Comparable Treasury Price” means, with respect to any redemption date for the Securities of this series, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker on behalf of the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Quotations.

     “Independent Investment Banker” means the Reference Treasury Dealer appointed by the Company.

     “Reference Treasury Dealer” means each of Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and their respective successors and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker on behalf of the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker on behalf of the Trustee by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     “Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the Principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

     Except as set forth above, this Security will not be redeemable by the Company prior to maturity and will not be entitled to the benefit of any sinking fund.

6. Notice of Redemption

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations of principal amount larger than U.S.$1,000 may be redeemed in part but only in whole multiples of U.S.$1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest will cease to accrue on such Securities (or such portions thereof) called for redemption.

7. Registration Rights

     The Company is party to a Registration Rights Agreement, dated as of November 18, 2004, between the Company and Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Barclays Capital Inc., BNP Paribas Securities Corp., KeyBanc Capital Markets, Mitsubishi Securities International plc, Wachovia Capital Markets, LLC, ABN AMRO Incorporated and Scotia Capital (USA) Inc., pursuant to which it is obligated to pay Additional Interest (as defined therein) upon the occurrence of certain Registration Defaults (as defined therein).

     8. Denominations; Transfer; Exchange

     The Securities of this series are issuable only in registered form without coupons in denominations of principal amount of U.S.$2,000 and integral multiples of $1,000 in excess thereof. A Holder may register, transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection.

9. Persons Deemed Owners

     The registered holder of this Security may be treated as the owner of it for all purposes.

10. Unclaimed Money

     If money for the payment of Principal or interest remains unclaimed for two years after the date of payment of Principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11. Defeasance

     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities of this series and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal of and interest on the Securities of this series to redemption or maturity, as the case may be.

     12. Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities of this series may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of this series and (ii) with respect to this series, any default or noncompliance with any provision of the Indenture or the Securities of this series may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities of this series. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities of this series in addition to or in place of certificated Securities of this series, or to add guarantees with respect to the Securities of this series or to add security for the Securities of this series, or to add additional covenants of or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder of this series.

13. Defaults and Remedies

     Under the Indenture, Events of Default with respect to this series include (i) default for 30 days or more in payment of interest on the Securities of this series; (ii) default in payment of Principal on the Securities of this series at maturity, upon redemption pursuant to paragraph 5 of this Security, upon declaration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities of this series, subject to notice and lapse of time; (iv) a failure to pay within any grace period after final maturity other indebtedness of the Company in an amount in excess of U.S.$50,000,000; (v) certain accelerations of other indebtedness of the Company if the amount accelerated exceeds U.S.$50,000,000; and (vi) certain events of bankruptcy or insolvency involving the Company.

     If an Event of Default with respect to any Security of this series occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of this series may declare all the Securities of this series to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities of this series being due and payable immediately upon the occurrence of such Events of Default.

     Securityholders may not enforce the Indenture or the Securities of this series except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities of this series unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities of this series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders of this series notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of Principal or interest) if it determines that withholding notice is not opposed to their interest.

14. Trustee Dealings with the Company

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

15. No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16. Authentication

     This Security shall not be valid until an authorized officer of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

17. Abbreviations

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18. CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Governing Law

     This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

     To assign this Security, fill in the form below:

     I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint            agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: _____________________ Your Signature: ______________________________________________

Signature Guarantee: ______________________________________________

(Signature must be guaranteed by a participant in a recognized Signature

Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

Sign exactly as your name appears on the other side of this Security.

     In connection with any transfer or exchange of any of the certificated Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred:

     CHECK ONE BOX BELOW:

(1)☐	to the Company; or

(2)☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 thereunder; or

(5)☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the certificated Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 thereunder.

Signature

Signature Guarantee:

Signature

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this certificated Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

Signature Guarantee:

Signature

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The following increases or decreases in this Global Security have been made:

	Amount of decrease	Amount of increase
	in Principal Amount	in Principal Amount	Principal Amount of this	Signature of authorized
	of this Global	of this Global	Global Security following	officer of Trustee or
Date of Exchange	Security	Security	such decrease or increase	Securities Custodian

EXHIBIT A

[FORM OF FACE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE SECURITY]

*/

COMPUTER ASSOCIATES INTERNATIONAL, INC.

**/

No. ____________________	Principal Amount U.S.$ ____________________

COMMON CODE NO. ___________________	CUSIP NO. ___________________________

ISIN NO. ___________________________

[Series [B][C] 4.750% Senior Notes due 2009]
[Series [B][C] 5.625% Senior Notes due 2014]

     Computer Associates International, Inc., a Delaware corporation, for value received, promises to pay to    , or registered assigns, the principal sum of    Dollars ($   ), equal to the amount specified on the face hereof, as such amount may be adjusted from time to time for such increases or decreases thereto as may be indicated on the Schedule of Increases or Decreases in Global Security attached hereto, on    , [2009] [2014].

     Interest Payment Dates: June 1 and December 1.

     Record Dates: May 15 and November 15.

*	/[If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] — SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.]

**	/ [If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form with the Assignment Form included in such Exhibit 1.]

EXHIBIT A, p. 2

     Additional provisions of this Security are set forth on the other side of this Security.

Dated:	COMPUTER ASSOCIATES INTERNATIONAL, INC. By Name: Title:

By Name: Title:

Exhibit A, p. 3

TRUSTEE’S CERTIFICATE OF                                      Dated:
     AUTHENTICATION

This is one of the Securities
of the series designated herein and
referred to in the within-mentioned
Indenture.

THE BANK OF NEW YORK, as Trustee By Authorized Officer

Exhibit A, p. 4

[FORM OF REVERSE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE SECURITY]

(Reverse of Security)

[Series [B][C] 4.750% Senior Notes due 2009]
[Series [B][C] 5.625% Senior Notes due 2014]

1. Interest

     Computer Associates International, Inc., a Delaware corporation (such corporation, and its successors and assigns under this Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

     The Company will pay interest semiannually on June 1 and December 1 of each year (each such date, an “Interest Payment Date”), commencing    ,    . Interest on this Security will accrue from    ,    , or from the most recent date to which interest has been paid on this Security. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2. Method of Payment

     By no later than noon (New York City time) on the date on which any Principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such Principal and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest by check payable in such money. It may mail an interest check to a Holder’s registered address.

3. Paying Agent and Registrar

     Initially, The Bank of New York, at its Corporate Trust Office (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Securityholder. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent.

4. Indenture

     This Security is one of a duly authorized issue of securities by the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture dated as of November 18, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and the Trustee. The

Exhibit A, p. 5

terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

     The Securities are senior obligations of the Company limited to U.S.$500,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture). This Security is one of the [2009][2014] [Private] Exchange Securities referred to in the Indenture. The Securities include the [2009][2014] Initial Securities and any [2009][2014] Additional Securities actually issued, [2009][2014] Private Exchange Securities and [2009][2014] Exchange Securities issued in exchange for the [2009][2014] Initial Securities or [2009][2014] Additional Securities pursuant to the Indenture and the Registration Rights Agreement. The [2009][2014] Initial Securities, [2009][2014] Private Exchange Securities, the [2009][2014] Exchange Securities and any [2009][2014] Additional Securities actually issued are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company to create liens, enter into sale and leaseback transactions and enter into mergers and consolidations.

5. Optional Redemption

     The Securities of this series are redeemable, in whole or in part, at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments of the Securities to be redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [15] [20] basis points, plus accrued interest thereon to the date of redemption. The redemption price shall be calculated on behalf of, and furnished in writing to, the Trustee by the Independent Investment Banker designated by the Company.

     “Treasury Rate” means, with respect to any redemption date for Securities of this series, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities to be redeemed.

     “Comparable Treasury Price” means, with respect to any redemption date for the Securities of this series, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor

Exhibit A, p. 6

release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker on behalf of the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Quotations.

     “Independent Investment Banker” means the Reference Treasury Dealer appointed by the Company.

     “Reference Treasury Dealer” means each of Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and their respective successors and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker on behalf of the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker on behalf of the Trustee by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     “Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the Principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

     Except as set forth above, this Security will not be redeemable by the Company prior to maturity and will not be entitled to the benefit of any sinking fund.

6. Notice of Redemption

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations of principal amount larger than U.S.$1,000 may be redeemed in part but only in whole multiples of U.S.$1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest will cease to accrue on such Securities (or such portions thereof) called for redemption.

Exhibit A, p. 7

7. Denominations; Transfer; Exchange

     The Securities of this series are issuable only in registered form without coupons in denominations of principal amount of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. A Holder may register transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection.

8. Persons Deemed Owners

     The registered holder of this Security may be treated as the owner of it for all purposes.

9. Unclaimed Money

     If money for the payment of Principal or interest remains unclaimed for two years after the date of payment of Principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10. Defeasance

     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities of this series and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal of and interest on the Securities of this series to redemption or maturity, as the case may be.

     11. Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities of this series may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of this series and (ii) with respect to this series, any default or noncompliance with any provision of the Indenture or the Securities of this series may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities of this series. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities of this series in addition to or in place of certificated Securities of this series, or to add guarantees with respect to the Securities of this series or to add security for the Securities of this series, or to add additional covenants of or surrender rights and powers conferred on the Company, or to comply

Exhibit A, p. 8

with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder of this series.

12. Defaults and Remedies

     Under the Indenture, Events of Default with respect to this series include (i) default for 30 days or more in payment of interest on the Securities of this series; (ii) default in payment of principal on the Securities of this series at maturity, upon redemption pursuant to paragraph 5 of this Security, upon declaration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities of this series, subject to notice and lapse of time; (iv) failure to pay within any grace period after final maturity other indebtedness of the Company in an amount in excess of U.S.$50,000,000; (v) certain accelerations of other indebtedness of the Company if the amount accelerated exceeds U.S.$50,000,000; or (vi) certain events of bankruptcy or insolvency with respect to the Company.

     If an Event of Default with respect to any Security of this series occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of this series may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities of this series being due and payable immediately upon the occurrence of such Events of Default.

     Securityholders may not enforce the Indenture or the Securities of this series except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities of this series unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities of this series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of Principal or interest) if it determines that withholding notice is not opposed to their interest.

13. Trustee Dealings with the Company

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

14. No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Exhibit A, p. 9

15. Authentication

     This Security shall not be valid until an authorized officer of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16. Abbreviations

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17. CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Governing Law

     This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

Exhibit A, p. 10

ASSIGNMENT FORM

     To assign this Security, fill in the form below:

     I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: ____________________ Your Signature: _______________________________

Signature Guarantee: ______________________________________

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

Sign exactly as your name appears on the other side of this Security.